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EXHIBIT 99.2

PDS GAMING CORPORATION CONTINUES
MANAGEMENT BUYOUT NEGOTIATIONS

LAS VEGAS, NV—September 10, 2003—PDS Gaming Corporation (NasdaqSC: PDSG) today announced that it has extended, until November 15, 2003, its letter of intent relating to the proposed management group acquisition of shares of common stock of the Company, which was announced in the Company's press releases dated February 24, 2003 and February 26, 2003.

A special committee of the Company's Board of Directors, consisting of its independent directors, and the management group continue to negotiate toward a definitive agreement. The proposal is subject to, among other things, the execution of a definitive agreement, approval by a committee of the Company's independent directors and by a majority of the Company's shares not owned by the management group, the procuring of all necessary consents of the Company's commercial lenders and the trustees under the indentures covering the Company's outstanding debt securities, the securing of required approvals from all gaming regulatory agencies, the obtaining of the necessary financing, and the receipt by the Company of a favorable fairness opinion from an investment bank.

For additional information, please contact:

Peter D. Cleary
Interim Chief Financial Officer
PDS Gaming Corporation
6171 McLeod Drive
Las Vegas, NV 89120
(702) 736-0700

A PROXY SOLICITATION WITH RESPECT TO, OR TENDER OFFER FOR, THE OUTSTANDING SHARES OF PDS GAMING CORPORATION COMMON STOCK HAS NOT YET COMMENCED. IF A PROXY SOLICITATION OR TENDER OFFER COMMENCES, EACH HOLDER OF COMMON STOCK OF PDS GAMING CORPORATION SHOULD READ THE PROXY STATEMENT OR TENDER OFFER STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER OR TENDER OFFER. ONCE A FILING IS MADE, HOLDERS OF COMMON STOCK OF PDS GAMING CORPORATION CAN OBTAIN THE PROXY STATEMENT OR TENDER OFFER STATEMENT AND OTHER DOCUMENTS THAT ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AT ITS WEB SITE AT HTTP://WWW.SEC.GOV. HOLDERS OF COMMON STOCK OF PDS GAMING CORPORATION MAY ALSO OBTAIN COPIES OF THE PROXY STATEMENT OR TENDER OFFER STATEMENT AND OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FREE BY CONTACTING JOHAN P. FINLEY AT THE COMPANY WHEN THE DOCUMENTS BECOME AVAILABLE.

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  EXHIBIT 99.2